UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.  Regulation FD

Item 7.01.  Regulation FD Disclosure.

The United States District Court for the District of Connecticut has granted preliminary approval of a settlement of a class action lawsuit against Host America and certain of its past and present directors and officers. The suit, captioned Yorks v. Host America Corp., et al. (In re Host America Corp. Securities Litigation), Case No. 3:05-cv-01250 (VLB), arose out of allegations stemming from a press release issued by the Company on July 12, 2005.  The settlement, previously disclosed in Host’s current report on Form 8-K on June 19, 2007, provides for the dismissal of all claims against the Host defendants with prejudice.  In exchange, Host has agreed to pay the Class $2,450,000, of which $1,700,000 will be funded by defendants’ insurer.  The settlement remains subject to additional requirements, including notice to Class members and final approval by the Court.  A hearing on final approval of the settlement is scheduled for January 28, 2007. There can be no assurance that the settlement will become final.  The parties’ request for preliminary approval of a related shareholders derivative suit remains pending in the Federal District Court.

The Company and the other Host defendants have steadfastly maintained that the claims raised in the class action and derivative litigation are without merit, and have vigorously contested those claims. As part of the settlement, the Host defendants continue to deny any liability or wrongdoing.

 The settlement agreements and related documents are available to the public at the Clerk’s Office, United States District Court for the District of Connecticut, Abraham Ribicoff Federal Building, 450 Main Street, Hartford, CT 06103.  In addition, the documents may be obtained on-line through the United States Court’s PACER System, http://pacer.psc.uscourts.gov.  The case caption is Yorks v. Host America Corp., et al. (In re Host America Corp. Securities Litigation), Case No. 3:05-cv-01250 (VLB)(District of Connecticut).

The class action and derivative action settlements do not cover a substantively identical derivative action and a separate direct suit by various investors, both pending in Connecticut state court.  The Company believes those suits lack merit and intends to vigorously defend against them.

The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 as amended, or otherwise subject to the liability of that section.  Furthermore, this information shall not be deemed incorporated by reference into the Company’s filings under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended except as set forth with respect thereto in any such filing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: October 19, 2007	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

3